UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 7, 2003

                         Commission file number 33-31067


                             ITec Environmental Group, Inc.
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        (Exact name of small business issuer as specified in its charter)

                    Delaware                             31-1705310
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       (State or other jurisdiction of                 (IRS Employer
        incorporation or organization)              Identification No.)

                       693 Hi Tech Parkway Suite 3, Oakdale, CA
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                    (Address of principal executive offices)

                                 (209) 848-3900
                            -------------------------
                           (Issuer's telephone number)

                                 Not applicable
          (Former name or former address, if changed since last report)

Item 5.     Other Events and Regulation FD Disclosure
            -----------------------------------------

      On August 7, 2003 the Company borrowed $600,000 from MTI Properties and issued its Promissory Note in that amount due and payable on January 31, 2004, together with interest at the rate of eight percent (8%) per annum. As additional consideration for the loan the Company issued to MTI Properties a Warrant to purchase 1,000,000 shares of the Company's common stock at a strike price of $.04 per share exercisable through the period ending on July 31, 2005. The amount borrowed includes $100,000 previously borrowed from MTI Properties on July 7, 2003.



                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 11, 2003            ITEC ENVIRONMENTAL GROUP, INC.
                                     (Registrant)


                                 BY  /s/ Gary M. De Laurentiis
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                                     Gary M. De Laurentiis
                                     Chief Executive Officer